Item 6.
Exhibit 11

                         TIFFANY & CO. AND SUBSIDIARIES

                 STATEMENT RE COMPUTATION OF PER SHARE EARNINGS

                     ( in thousands, except per share data )

                                                                Years Ended
                                                   -------------------------------------
                                                  January 31,    January 31,    January 31,
                                                    1997           1996           1995
                                                   -------        -------        -------
PRIMARY EARNINGS PER SHARE:

Net earnings on which primary
   earnings per share are based                    $58,439        $39,215        $29,341
                                                   =======        =======        =======
Weighted average number of shares on
 which primary earnings are based                   34,953         32,234         31,796
                                                   =======        =======        =======
Primary net earnings per common share              $  1.67        $  1.22        $  0.93
                                                   =======        =======        =======
FULLY DILUTED EARNINGS PER SHARE:

Net earnings on which primary earnings
  per share are based                              $58,439        $39,215        $29,341

  Add:
   Interest and fees on convertible
   subordinated debt, net of
   applicable income taxes                             682          1,811          1,712
                                                   -------        -------        -------
Net earnings on which fully diluted
  earnings per share are based                     $59,121        $41,026        $31,053
                                                   =======        =======        =======
Weighted average number of common shares
  on which fully diluted earnings are based         33,682         32,760         31,796

  Add:
   Shares assumed upon conversion
   of convertible debt, using the
   "if converted" method                             2,024          1,786          1,786
                                                   -------        -------        -------
Weighted average number of shares
 used in calculating fully diluted
 earnings per share                                 35,706         34,546         33,582
                                                   =======        =======        =======
Fully diluted net earnings per common share        $  1.66        $  1.19        $  0.93
                                                   =======        =======        =======